                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                McM CORPORATION


         1.       The name of the corporation is McM Corporation.

         2.       The period of duration of the corporation is perpetual.

         3.       The purposes of which the corporation is organized are to

perform management and other services to insurance companies; to enter into contracts with insurance companies; to perform all activities which may be useful and helpful to insurance companies; and to engage in any other lawful act or activity for which corporations may be organized under Chapter 55 of the

General Statutes of North Carolina, including, but not limited to:

constructing, manufacturing or producing; repairing, servicing, processing,

buying, selling, dealing, brokering, factoring, owning, leasing, distributing,

lending, borrowing, investing, transporting, or advertising; performing personal services; and entering into any type of management, advisory,

promotional, insurance, guarantyship, fiduciary or representative capacity or relationship with or for any persons or corporation whatsoever.

         4.       Shares.

                  (a)      AUTHORIZED SHARES. The aggregate number of shares

which the Corporation shall have authority to issue is 11,000,000, of which

10,000,000 shares shall be designated "Common Shares," with a par value of

$1.00, of which 1,000,000 shares shall be designated "Preferred Shares" with such par value as the Board of Directors may hereafter determine.

                  (b)      RELATIVE RIGHTS AND PREFERENCE. The relative rights,

privileges and limitations of the Common Shares and Preferred Shares shall be as follows:



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         1)       COMMON SHARES. The holders of Common Shares

issued and outstanding, except where otherwise provided by law, these Articles of Incorporation or the Board of Directors, shall have and possess the right to notice of shareholders' meetings and voting rights and powers. Subject to any and all of the rights of the Preferred Shares, as such are determined by the

Board of Directors, dividends may be paid on the Common Shares, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

         In the event of dissolution of the Corporation, whether voluntary or involuntary, any distribution to holders of Common Shares shall be subject to the rights and preferences of the holders of the Preferred Shares, as such rights and preferences are determined by the Board of Directors, but all of the shares together shall be entitled to receive the net assets of the Corporation.



         2)       PREFERRED SHARES. Authority is expressly granted to the Board of Directors at any time and from time to time to issue the Preferred Shares in one or more series and for such consideration as may be fixed from time to time by the Board of Directors, and to fix, subject to the provisions herein, before the issuance of any shares of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate per annum payable on the shares of such series, the redemption price or prices of the shares in such series, the conversion features of such series, the voting rights of such series, the liquidation preference of such series, and any other rights, preferences and limitations pertaining to such series. Such rights,

preferences and limitations shall be recorded in Articles of Amendment to the

Corporation's Articles of Incorporation and filed with the Secretary of State before the issuance of any shares of such series. All shares of any one series of Preferred Shares shall be identical, except that the dates from which dividends shall be cumulative may vary.



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         3)       The rights, preferences, limitations and characteristics of the Corporation's Series A Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

         4)       The rights, preferences, limitations and characteristics of the Corporation's Series B PIK Preferred Stock are set forth in Appendix B hereto and are incorporated herein by reference.

         5.       The minimum amount of consideration to be received by the

corporation for its shares before it shall commence business is $100 in cash or property of equivalent value.

         6.       The address of the current registered office of the

corporation is 702 Oberlin Road, Raleigh, North Carolina 27605, Post Office Box

12317, Raleigh, North Carolina 27605; and the name of its current registered agent at such address is George E. King.

         7.       The number of directors constituting the initial Board of

Directors shall be one; and the name and address of the person who is to serve as director until the first meeting of shareholders, or until his successors be elected and qualified, is:



                  Name                                                 Address
                  ----                                                 -------

                  R. Peyton Woodson III                                601 Oberlin Road
                                                                       Raleigh, North Carolina  27605

         8.       The name and address of the incorporator is:

                  Frank R. Liggett III                                 333 Fayetteville Street
                                                                       Raleigh, North Carolina  27602


         9.       No person who is serving or who has served as Director of the corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a Director, whether such action is brought by or in the right of the corporation or otherwise, except for breach of



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duty for which personal liability cannot be limited or eliminated under the

North Carolina Business Corporation Act ("NCBCA") or other applicable law. If the NCBCA or other applicable law is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the NCBCA or other applicable law as so amended. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.



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                                   APPENDIX A

                                McM CORPORATION
                            SERIES A PREFERRED STOCK
              RIGHTS, PREFERENCES, LIMITATIONS AND CHARACTERISTICS

         1. Designation and Amount. The shares of this series shall be designated as "Series A Preferred Stock, $1,000 par value per share" (hereinafter called this "Series"). Each share of this Series shall be identical in all respects with the other shares of this Series.

         The number of shares in this Series shall initially be 60,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation. Shares of this Series purchased or otherwise acquired by the Corporation shall be cancelled and shall thereupon be restored to the status of authorized but unissued shares.

         2. Dividends. The holders of shares of this Series shall not be entitled to receive any dividends.

         3. Liquidation. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series shall be entitled to receive out of the net assets of the Corporation, before any payment or distribution shall be made or set apart for payment on the Common Stock or any other class or series of stock of the Corporation, the amount of $1,000 per share of this Series. After the payment to the holders of the shares of this Series of $1,000 per share, the holders of shares of this Series, as such, shall have no right or claim to any of the remaining net assets of the Corporation. Neither the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for purposes of this paragraph.

         4. Redemption. Subject to the North Carolina Business Corporation Act and required regulatory approvals, the shares of this Series shall at all times be redeemable at the option of the holder thereof in cash for $1,000 per share payable by the Corporation by official bank or certified check or wire transfer of immediately available funds. Such redemption shall occur within ten business days after receiving a written notice of redemption from the holder of shares of this Series accompanied by a certificate or certificates for such shares duly endorsed by the holder thereof with the signature guaranteed by a financial institution.

         5. Conversion and Exchange. The holders of shares of this Series shall not have any rights to convert such shares into or to exchange such shares for shares of Common Stock of the Corporation or any other class or series of stock (or any other security) of the Corporation.



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         6.       Voting Rights. The holders of shares of this Series shall not have a vote on any matter except as provided to the contrary by the North Carolina Business Corporation Act.

         7. Rank. The shares of this Series shall rank, as to distribution of assets upon liquidation, dissolution or winding up, senior ro any other class or series of preferred stock of the Corporation.



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                                   APPENDIX B

                                McM CORPORATION
                          SERIES B PIK PREFERRED STOCK
              RIGHTS, PREFERENCES, LIMITATIONS AND CHARACTERISTICS

         1. Designation and Amount. The shares of this series shall be designated as "Series B PIK Preferred Stock, $1,000 par value per share:
(hereinafter called this "Series"). Each share of this Series shall be identical in all respects with the other shares of this Series.

         The number of shares in this Series shall initially be 50,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation. Shares of this Series purchased or otherwise acquired by the Corporation shall be canceled and shall thereupon be restored to the status of authorized but unissued shares.

         2. Dividends. The Corporation shall pay and the holders of shares of this Series shall receive dividends at a rate of 12.0% per annum, payable quarterly in arrears to such holders on January 7, April 7, July 7 and October 7. The dividends shall be cumulative from the date of issuance and shall be paid in kind (PIK) with additional fully paid and nonassessable shares of Series B PIK Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. However, notwithstanding anything else provided herein, the Board of Directors of the Corporation may, at its option, pay any dividend in cash. All dividends paid with respect to shares of Series B PIK Preferred Stock shall be paid pro rata to the holders entitled thereto.

         3. Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series shall be entitled to receive out of the net assets of the Corporation, before any payment or distribution shall be made or set apart for payment on the Common Stock or any other class or series of stock of the Corporation other than Series A Preferred Stock, but after any payment due and payable to holders of Series A Preferred Stock, the amount of $1,000 per share of this Series B. After the payment to the holders of the shares of this Series B of $1,000 per share, the holders of share of this Series, as such, shall have no right or claim to any of the remaining net assets of the Corporation. Neither the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for purposes of this paragraph.

         4. Mandatory Redemption. Subject to the North Carolina Business Corporation Act and required regulatory approvals, effective on the date that is seven years from the date of issuance, outstanding shares of this Series B shall be redeemed by the Corporation in cash for $1,000 per share plus an amount equal to all accumulated and unpaid dividends per share payable by the Corporation by official bank or certified check or wire transfer of immediately available funds.



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         5.       Conversion and Exchange. The holders of shares of this Series shall not have any rights to convert such shares into or to exchange such shares for shares of Common Stock of the Corporation or any other class or series of stock (or any other security) of the Corporation.

         6. Voting Rights. The holders of shares of this Series shall not have the right to vote on any matter except as provided to the contrary by the North Carolina Business Corporation Act.

         7. Rank. The shares of this Series shall rank, as to distribution of assets upon liquidation, dissolution or winding up, senior to any other class or series of preferred stock of the Corporation except Series A Preferred Stock.



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